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                                                                   EXHIBIT 11.1

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                                                                          Three Months Ended
                                               Year Ended December 31,          March 31,
                                            ----------------------------  ------------------
                                              1996      1997      1998      1998      1999
                                            --------  --------  --------  --------  --------
NET INCOME PER COMMON SHARE--BASIC

  Net income available to common
    stockholders                               $732      $451      $306      $534      $463
                                            --------  --------  --------  --------  --------
                                            --------  --------  --------  --------  --------
  Weighted average common
    shares outstanding                        5,000     5,000     4,158     5,000     3,540
                                            --------  --------  --------  --------  --------
                                            --------  --------  --------  --------  --------

  Net income per common share--basic          $0.15     $0.09     $0.07     $0.11     $0.13
                                            --------  --------  --------  --------  --------
                                            --------  --------  --------  --------  --------

NET INCOME PER COMMON SHARE--DILUTED

  Net income available to common
    stockholders                               $732      $451      $306      $534      $463
                                            --------  --------  --------  --------  --------
                                            --------  --------  --------  --------  --------
  Weighted average common
    shares outstanding                        5,000     5,000     4,158     5,000     3,540

  Dilutive effect of common stock
    equivalents                                 --        --        576      --       1,469
                                            --------  --------  --------  --------  --------

  Weighted average common and
    common equivalent shares outstanding      5,000     5,000     4,734     5,000     5,009
                                            --------  --------  --------  --------  --------
                                            --------  --------  --------  --------  --------

  Net income per share--diluted               $0.15     $0.09     $0.06     $0.11     $0.09
                                            --------  --------  --------  --------  --------
                                            --------  --------  --------  --------  --------

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